Exhibit 10.2

CHVC Licenses

License Issuing Agency	License Permission	License Issue Date	License Expiration Date
Telecommunication Administration Bureau of Beijing	Mobile Network Telecommunication Value-added Service	5/8/2005	5/7/2010
Telecommunication Administration Bureau of Beijing	Fax storage and forwarding services	5/8/2005	5/7/2010
Telecommunication Administration Bureau of Beijing	Internet Content Service - All services except news, publication, education, health care, medication, and medical equipment	6/2/2005	6/1/2010
Telecommunication Administration Bureau of Beijing	Electronic Bulletin Board Service (BBS)	6/6/2005	6/1/2010
Telecommunication Administration Bureau of Beijing	Internet Connection Service	10/24/2005	5/7/2010
Telecommunication Administration Bureau of Beijing	Call Center Service	10/24/2005	5/7/2010

DAL:712962.1